Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that TCF FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and each of the undersigned directors of the Company, hereby constitutes and appoints Michael S. Jones, Executive Vice President and Chief Financial Officer of TCF Financial Corporation, Joseph T. Green, Secretary and General Counsel of TCF Financial Corporation and James S. Broucek, Senior Vice President and Treasurer of TCF Financial Corporation, and each of them acting alone, his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her name, place and stead, in any and all capacities, with full power of substitution, to execute and cause to be filed a Registration Statement on Form S-3 or any other applicable form under the Securities Act of 1933 and amendments thereto, including post-effective amendments, with exhibits thereto and other documents in connection therewith with any regulatory authority, relating to the proposed registration of an unspecified amount of securities (including common stock, preferred stock, warrants, debt securities and guarantees) issued by the Company.

There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as he/she or himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

TCF FINANCIAL CORPORATION has caused this Power of Attorney to be executed in its name by its Executive Vice President and Chief Financial Officer on the 29th day of May, 2012.

TCF FINANCIAL CORPORATION

By:	/s/ Michael S. Jones
Michael S. Jones
Executive Vice President and Chief Financial Officer

The undersigned, directors of TCF Financial Corporation, have hereunto set their hands as of the 29th day of May, 2012.

/s/ Raymond L. Barton	/s/ Thomas F. Jasper
Raymond L. Barton	Thomas F. Jasper

/s/ Peter Bell	/s/ George G. Johnson
Peter Bell	George G. Johnson

/s/ William F. Bieber	/s/ Vance K. Opperman
William F. Bieber	Vance K. Opperman

/s/ Theodore J. Bigos	/s/ James M. Ramstad
Theodore J. Bigos	James M. Ramstad

/s/ William A. Cooper	/s/ Gerald A. Schwalbach
William A. Cooper	Gerald A. Schwalbach

/s/ Thomas A. Cusick	/s/ Barry N. Winslow
Thomas A. Cusick	Barry N. Winslow

/s/ Craig R. Dahl	/s/ Richard A. Zona
Craig R. Dahl	Richard A. Zona

/s/ Karen L. Grandstrand
Karen L. Grandstrand

Power of Attorney